UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 31, 2026

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-40445	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:

3rd Floor

1 Ashley Road

Altrincham

Cheshire WA14 2DT

United Kingdom

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 (617) 468-5770

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On March 31, 2026, Centessa Pharmaceuticals plc, a public limited company registered in England and Wales (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and LDH XV Corporation, a Delaware corporation and direct wholly owned subsidiary of Parent (“Purchaser”). Under the terms of the Transaction Agreement, Purchaser (and/or at Parent’s election, its nominee(s)) will acquire the entire issued and to be issued share capital of the Company (the “Acquisition”) by means of a court-sanctioned scheme of arrangement under Part 26 of the United Kingdom Companies Act of 2006 (the “Scheme of Arrangement”). Upon the Scheme of Arrangement becoming effective, the Company will become a wholly owned subsidiary of Purchaser.

At the effective time of the Scheme of Arrangement (the “Effective Time”), holders of the ordinary shares of the Company, with a nominal value £0.002 per share (the “Company Shares” (including Company Shares represented by the American Depositary Shares of the Company (the “ADSs”))), will be entitled to receive (i) $38.00 in cash per Company Share, without interest (the “Cash Consideration”), plus (ii) one non-transferable contingent value right entitling the holders to receive contingent cash payments of up to an aggregate of $9.00 per Company Share, without interest, contingent upon the achievement of specified milestones set forth in the CVR Agreement (as defined below) (such contingent value rights, the “CVRs” and, together with the Cash Consideration, the “Transaction Consideration”). The Acquisition and the Scheme of Arrangement have been recommended by the board of directors of the Company (the “Company Board”) and the boards of directors of Parent and Purchaser.

Treatment of Company Equity Awards

The Transaction Agreement provides for the following treatment of the Company’s outstanding equity awards at the Effective Time:

•

each option to purchase Company Shares granted under any Company equity incentive plan, program or arrangement under which equity awards are outstanding (the “Company Share Plans”) (each, a “Company Option”) having an exercise price less than the Cash Consideration (each such option, a “Company Cash-Out Option”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be canceled, and, in exchange therefor, the holder of such canceled Company Cash-Out Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Cash-Out Option (A) an amount in cash (less applicable tax withholdings pursuant to the Transaction Agreement) equal to the product of (1) the total number of Company Shares subject to such Company Cash-Out Option immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Cash Consideration over the applicable exercise price per Company Share under such Company Cash-Out Option and (B) one (1) CVR for each Company Share subject to such Company Cash-Out Option immediately prior to the Effective Time (without regard to vesting);

•

each Company Option having an exercise price that is equal to or greater than the Cash Consideration (each such option, a “Company Underwater Option”) that is outstanding immediately prior to the Effective Time, to the extent not vested, will become fully vested as of prior to the Effective Time, and the Company shall permit the holders of Company Underwater Options to exercise such Company Underwater Options prior to the Effective Time on a basis that allows the Company Shares acquired pursuant to such exercise to be treated as Scheme Shares (as defined in the Transaction Agreement) at the Effective Time, with any Company Underwater Options that remain outstanding and unexercised as of the Effective Time cancelled for no consideration at the Effective Time, without any action on the part of Purchaser, the Company or any other Person;

•

each restricted stock unit granted under the Company Share Plans or otherwise (each such restricted stock unit, a “Company RSU”) that is outstanding and unvested shall become immediately vested in full, and at the Effective Time, each Company RSU will be canceled, and, in exchange therefor, the holder of such canceled Company RSU will be entitled to receive (without interest), in consideration of the cancellation of such Company RSU, (A) an amount in cash (less applicable Tax withholdings pursuant to the Transaction

Agreement) equal to the product of (1) the total number of shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (2) the Cash Consideration and (B) one (1) CVR for each Company Share subject to such Company RSU immediately prior to the Effective Time (without regard to vesting).

Conditions to Completion of the Acquisition

The Acquisition is subject to customary closing conditions, including, among other things: (a) the approval of the Scheme of Arrangement by a majority in number representing not less than three-fourths (75%) in value of the members or class of members (as the case may be) present and voting (either in person or by proxy) at the Scheme Meeting (as defined in the Transaction Agreement) (including any separate class meeting which may be required by the High Court of Justice of England and Wales (the “Court”)) and the passing of the Company Shareholder Resolution (as defined in the Transaction Agreement) by members representing not less than three-fourths (75%) of the total voting rights of eligible members present and voting (either in person or by proxy) at the Company GM (as defined in the Transaction Agreement), (b) the sanctioning of the Scheme of Arrangement by the Court, (c) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (d) the absence of any order, decree or ruling that remains in effect and enjoins, prevents, prohibits, or makes illegal the consummation of the Contemplated Transactions, (e) that each party’s respective representations and warranties, subject to certain customary materiality standards set forth in the Transaction Agreement, shall be true and correct as of the Effective Time, (f) the performance or compliance in all material respects with the other party’s obligations under the Transaction Agreement, and (g) no Company Material Adverse Effect (as defined in the Transaction Agreement) having occurred that is continuing at the Effective Time.

Representations and Warranties; Covenants

The Transaction Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed, among other things, to use commercially reasonable efforts to operate its business in the ordinary course until the earlier of the Effective Time or the date the Transaction Agreement is terminated, and not to engage in specified types of transactions during such period. The Company has also agreed to customary non-solicitation restrictions, including not to initiate, solicit, knowingly encourage or knowingly facilitate discussions with third parties regarding other proposals for alternative business combination transactions involving the Company or change the recommendation of the Company Board to the Company’s shareholders regarding the Scheme of Arrangement, in each case, except as otherwise permitted by the Transaction Agreement, including to enter into an alternative transaction that constitutes a Superior Proposal (as defined in the Transaction Agreement) in compliance with the Company Board’s fiduciary duties under applicable law and subject to payment of a termination fee. Parent, Purchaser and the Company have agreed to use reasonable best efforts to take actions that may be required in order to obtain antitrust approval of the proposed transaction, subject to certain limitations.

Termination and Termination Fee

The Transaction Agreement also includes customary termination provisions for both the Company and Parent, including, among others, the right of both parties to terminate for failure to consummate the transactions contemplated by the Transaction Agreement and the Scheme of Arrangement (together, the “Contemplated Transactions”) on or before September 30, 2026, which date shall be extended to March 31, 2027 if the closing condition regarding the expiration of the waiting period (and any extension thereof) under the HSR Act remains unsatisfied. If the Transaction Agreement is terminated under certain circumstances specified in the Transaction Agreement, the Company will be required to pay Parent a termination fee of approximately $63 million (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a Superior Proposal or the Company Board’s change of recommendation in favor of the Acquisition). The parties to the Transaction Agreement are also entitled to specifically enforce the terms and provisions of the Transaction Agreement.

The Company Board has resolved (i) that the Transaction Agreement, the Scheme of Arrangement, the CVR Agreement (as defined below) and the Voting and Support Agreements (as defined below) and the other transactions contemplated thereby are in the best interests of the Company and would promote the success of the Company for the benefit of the Company’s shareholders as a whole; (ii) that the execution, delivery and performance by the Company of its covenants and obligations contained in the Transaction Agreement and the Scheme of Arrangement and the

consummation of the Contemplated Transactions, be and are approved; and (iii) to recommend to the Company’s shareholders the approval of the Scheme of Arrangement at the scheme meeting and the passing of the Company Shareholder Resolution at the Company GM.

The foregoing description of the Transaction Agreement has been included to provide investors and stockholders with information regarding the terms of such agreements. The assertions embodied in the representations and warranties contained in the Transaction Agreement are qualified by information in confidential disclosure schedules delivered by the Company to Purchaser in connection with the signing of the Transaction Agreement. Moreover, certain representations and warranties in the Transaction Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties to the Transaction Agreement. Accordingly, the representations and warranties in the Transaction Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and investors should consider the information in the Transaction Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreements

On March 31, 2026, in connection with the execution and delivery of the Transaction Agreement, entities affiliated with Medicxi Ventures, entities affiliated with Index Ventures and affiliates of General Atlantic (collectively, the “Supporting Shareholders”), solely in their respective capacities as shareholders of the Company, each entered into a voting and support agreement (collectively, the “Voting Agreements”) with Parent and the Company, pursuant to which each Supporting Shareholder agreed, among other things, (i) to vote (or cause to vote) in favor of the Scheme of Arrangement and the Company Shareholder Resolution, (ii) to vote against other proposals to acquire the Company and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its Company Shares. The Supporting Shareholders collectively beneficially own approximately 20% of the outstanding Company Shares as of March 27, 2026.

The Voting Agreements have been included to provide information regarding their terms. They are not intended to modify or supplement any factual disclosures about the applicable Supporting Shareholder or the Company in any public reports filed with the SEC by the Company.

The foregoing description of the Voting Agreements is qualified in all respects by reference to the full copy of the form of Voting Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Contingent Value Rights Agreement

At or prior to the Effective Time, Purchaser, Parent, and the Rights Agent (as defined therein) will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), substantially in the form attached as Annex I to the Transaction Agreement. Pursuant to the Transaction Agreement, each holder of Company Shares (including Company Shares represented by the ADSs) and each holder of a Company Covered Award (as defined in the CVR Agreement) will be entitled to receive one CVR for each Company Share or Company Covered Award, as applicable, which represents the right to receive contingent cash payments, without interest and less any applicable tax withholding upon the achievement of the applicable milestone as described below:

•

$2.00 per CVR in cash upon the occurrence of receipt of the first regulatory approval of a New Drug Application (“NDA”) in the United States for ORX750 or ORX142, as each such exists as the date of the Transaction Agreement, together with any modifications or improvements to such applicable product candidate (each, a “CVR Product”) for the treatment of any indication, by 11:59 p.m. ET on December 31, 2029 (the “Indication Milestone”);

•

$5.00 per CVR in cash upon the occurrence of receipt of the first regulatory approval of an NDA in the United States for a CVR Product for the treatment of idiopathic hypersomnia, prior to the fifth anniversary of the closing of the Acquisition (the “IH Milestone”); and

•

$2.00 per CVR in cash upon the occurrence of receipt of the first regulatory approval of an NDA in the United States for a CVR Product for the treatment of narcolepsy type 2, prior to the fifth anniversary of the closing of the Acquisition (the “NT2 Milestone”).

•	If both the IH Milestone and NT2 Milestone are achieved prior to the expiration of the Indication Milestone, all three milestones will become due and payable in accordance with the CVR Agreement.

The CVR will be subject to the terms and conditions set forth in the CVR Agreement. Each CVR represents a contractual right only. The CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement, will not be evidenced by certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Purchaser or the Company.

Any potential payout of the CVR is subject to various risks and uncertainties related to the development of ORX750 or ORX142 and U.S. Food and Drug Administration clearances as more fully described in the Company’s periodic reports filed with the SEC.

There can be no assurance that the milestones set forth in the CVR Agreement will be achieved prior to their expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to the milestones under the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the form of the CVR Agreement, a copy of which is attached as Annex I to the Transaction Agreement filed as Exhibit 2.1 herewith and is incorporated into this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On March 31, 2026, the Company and Parent issued a joint press release announcing the execution of the Transaction Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1*	Transaction Agreement, dated as of March 31, 2026, by and among Parent, Purchaser and Company.

10.1	Form of Voting Agreement, by and among Parent, Company and the Supporting Shareholder signatory thereto.

99.1	Joint Press Release of Parent and Company, dated March 31, 2026.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

UK Takeover Code Does Not Apply

Centessa Pharmaceuticals plc is not a company subject to regulation under the United Kingdom City Code on Takeovers and Mergers (the “UK Takeover Code”), therefore no dealing disclosures are required to be made under Rule 8 of the UK Takeover Code by shareholders of the Company or Parent.

Additional Information and Where to Find It

In connection with the proposed Acquisition, the Company intends to file with the SEC a preliminary and definitive proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be mailed to the Company’s shareholders. The Company may also file other documents with the SEC regarding the Acquisition. This Current Report is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF THE COMPANY, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any vote in respect of the resolutions to be proposed at the Company’s shareholder meeting to approve the acquisition, the scheme or related matters, or other responses in relation to the acquisition, should be made only on the basis of the information contained in the definitive proxy statement (including the scheme document). Shareholders may obtain a free copy of the Proxy Statement and other relevant documents containing important information about Parent, the Company and the Acquisition (if and when they become available) once such documents are filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at investors.centessa.com or by contacting the Company’s Investors Relations Department at investors@centessa.com.

Participants in the Solicitation

The Company, Parent and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the Acquisition. the Company’s shareholders may obtain information regarding the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 24, 2025 and the Company’s definitive proxy statement for its 2025 Annual General Meeting, which was filed with the SEC on May 6, 2025, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Information regarding Parent’s directors and executive officers is contained in Parent’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 12, 2026 and Parent’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2026, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Acquisition. You may obtain free copies of these documents (if and when they become available) using the sources indicated above.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the Acquisition. Such forward-looking statements include, but are not limited to, statements regarding: the Acquisition; the parties’ ability to satisfy the conditions to the consummation of the Acquisition, including in connection with obtaining shareholder, High Court and regulatory approvals, and the expected timetable for the Acquisition; and the anticipated occurrence, manner and timing of the closing of the Acquisition. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements.

These risks and uncertainties include, but are not limited to: the possibility that the Company’s shareholders may not approve the implementation of the Acquisition; the Scheme of Arrangement implementing the Acquisition is not sanctioned by the High Court of Justice of England and Wales; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Acquisition; a condition to closing of the Acquisition may not be satisfied (or waived); the ability of each party to consummate the Acquisition; the closing of the Acquisition might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Acquisition; the effect of the Acquisition and the public announcement of the Acquisition on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the outcome of any legal proceedings that could be instituted against the parties to the Acquisition; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Acquisition; changes in the Company’s business during the period between announcement and closing of the Acquisition; the effects of the Acquisition (or the announcement thereof) on the Company’s share price; the risks related to non-achievement of any milestone and that holders of the CVRs will not receive any payments in respect of the CVRs; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2025, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC and in other filings that the Company makes with the SEC in the future. There can be no assurance that the Acquisition will be consummated in the anticipated timeframe or at all, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the Acquisition will not occur or that any product candidates will be approved on anticipated timelines or at all. All forward-looking statements in this Current Report are based on information available to the Company as of the date of this Current Report. The Company expressly disclaims any obligation to publicly update or revise the forward-looking statements, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2026

CENTESSA PHARMACEUTICALS PLC

By:	/s/ Mario Alberto Accardi
Name:	Mario Alberto Accardi
Title:	Chief Executive Officer